Exhibit 10.4

WARRANT TERMINATION agreement

THIS WARRANT TERMINATION AGREEMENT (this “Agreement”) is made as of August 29, 2022, by and between AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and RIBBON COMMUNICATIONS INC., a Delaware corporation (the “Holder”). The Company and the Holder may collectively be referred to herein as the “Parties,” and each, individually, may be referred to herein as a “Party.”

RECITALS

WHEREAS, the Company, the Holder, Ribbon Communications Operating Company, Inc., and Ribbon Communications International Limited are parties to that certain Amended and Restated Purchase Agreement, dated as of December 1, 2020 (the “Purchase Agreement”);

WHEREAS, pursuant to the terms of the Purchase Agreement , the Company issued to the Holder a Warrant to Purchase Common Stock, pursuant to which the Holder has the right to acquire 4,377,800 shares of common stock of the Company, pursuant to the terms set forth therein (the “Warrant”);

WHEREAS, the Company and the Holder, pursuant to the terms of a Settlement Agreement of even date herewith by and between the Company and the Holder, among other parties a party thereto (the “Settlement Agreement”), have agreed to irrevocably terminate the Warrant, effective as of the date hereof (the “Effective Date”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, and intending to be legally bound, the Parties hereby agree as follows:

1. Recitals. The Parties agree that the above Recitals are true and correct in all respects.

2. Termination of Warrant. The Company and the Holder agree and acknowledge that the Warrant, and any and all rights thereunder and with respect thereto are, in each case, hereby terminated, cancelled and declared null and void with no further force or effect as of the Effective Date, and all past, current, or future obligations of the Parties under the Warrant are hereby extinguished, except as otherwise expressly set forth in this Agreement. The Holder and the Company each acknowledges and agrees that, as of the Effective Date, the Holder shall have no surviving right, title or interest in or to the Warrant, any Common Units purchasable thereunder or any other option, warrant, right or interest to acquire any equity of the Company. The Holder hereby acknowledges and agrees that it shall have no claims of any nature whatsoever against the Company, or any of its affiliates, equity holders, members, managers, directors or officers, arising out of or related to the Warrant (including as a result of the termination and cancellation thereof), and the Holder hereby waives, and releases the Company and its affiliates, equity holders, members, managers, directors and officers from, any and all past, present and future claims arising out of or related to the Warrant (including the termination and cancellation thereof). The Company hereby acknowledges and agrees that it shall have no claims of any nature whatsoever against the Holder, or any of its affiliates, equity holders, members, managers, directors or officers, arising out of or related to the Warrant (including as a result of the termination and cancellation thereof), and the Company hereby waives, and releases the Holder and its affiliates, equity holders, members, managers, directors and officers from, any and all past, present and future claims arising out of or related to the Warrant (including the termination and cancellation thereof).

3. Return of Warrant. The Holder shall, simultaneously with the execution of this Agreement, return the originals of the Warrant for cancellation by the Company as of the Effective Date.

4. Representations and Warranties.

a. By Holder. The Holder hereby warrants and represents to the Company that (i) the Holder has full corporate power and authority to execute and deliver this Agreement; (ii) the execution, delivery and performance of this Agreement by the Holder has been duly and validly authorized by all necessary corporate action on the part of the Holder, and no other corporate action on the part of the Holder, its governing body or its equity holders is necessary to authorize the execution, delivery and performance by the Holder of this Agreement; (iii) this Agreement has been duly executed and delivered by the Holder and, assuming the due execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; and (iv) the Holder is the sole owner and beneficiary of the Warrant and the Holder has not transferred, sold or otherwise assigned Warrant or any of the rights of the Holder under the Warrant.

b. By Company. The Company hereby warrants and represents to the Holder that (a) the Company has full corporate power and authority to execute and deliver this Agreement; (b) the execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate action on the part of Company, its governing body or its equity holders is necessary to authorize the execution, delivery and performance by the Company of this Agreement; and (c) this Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery by the Holder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5. Successors and Assigns. This Agreement shall be binding upon the Parties and their respective successors and assigns.

6. Parties’ Acknowledgment. The Parties agree that this Agreement is fully and adequately supported by consideration, is fair and reasonable, and that each Party has had the opportunity to discuss this matter with counsel of their choice.

7. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF DELAWARE OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE.

8. WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE TRIAL BY JURY.

9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10. Further Assurance. Each Party agrees, at any time and from time to time, to make, execute and deliver any and all such other and further instruments or documents and do any and all such acts and/or things as the other party shall reasonably require for the purpose of giving full force and effect to this Agreement.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one agreement. It is understood and agreed that if electronic or facsimile copies of this Agreement bearing electronic or facsimile signatures are exchanged between the Parties, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed copies were original documents bearing original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

RIBBON COMMUNICATIONS INC.

By:	/s/ Patrick Macken
Name:	Patrick Macken
Title:	EVP, CLO

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Kevin Keough
Name:	Kevin Keough
Title:	Chief Executive Officer

3